Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to the registration of 6,275,577 shares of common stock, of our report dated March 5, 2007 relating to our audits of the consolidated financial statements and financial statement schedule of Digital Angel Corporation and our report dated March 5, 2007, relating to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Digital Angel Corporation as of December 31, 2006, which are included in the Annual Report on Form 10-K for the  year ended December 31, 2006.  Our report on the December 31, 2006 financial statements included an explanatory paragraph regarding the Company’s change in accounting principle for transactions in which the Company exchanges its equity instruments for goods or services.  We also consent to the reference to us as Experts in this Registration Statement.

Florham Park, New Jersey

March 9, 2007